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                                 EXHIBIT 23(D)


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the use of our report, dated February 29, 1996 on the consolidated financial statements of Valley Financial Services, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 in Amendment No. 1 of this Registration Statement on Form S-4 (No. 33-01439) and the Prospectus of Fort Wayne National Corporation. We also consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus.

                                 Crowe, Chizek and Company LLP

South Bend, Indiana
April 22, 1996

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